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                                                                   Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan's Administration Committee
Travelers Property Casualty Corp:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114135) of The St. Paul Travelers Companies, Inc. of our report dated June 25, 2004 with respect to the financial statements of the Travelers 401(k) Savings Plan as of and for the years ended December 31, 2003 and 2002, and the related supplemental schedule, which report appears in the December 31, 2003 annual report on Form 11-K of the Travelers 401(k) Savings Plan.

/s/ KPMG LLP

New York, New York
June 25, 2004